UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017
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FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant's telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

      Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of the Company was held on May 9, 2017 for the purpose of considering and acting upon the following matters:

(1)	The election of nine (9) directors to serve for a term of one year;

(2)	The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2017.

The final voting results for each proposal, including the votes for and against, and any withheld or broker non-votes, are described below.

Proposal 1 – Election of Directors

The Company's shareholders elected all nine (9) nominees for director. For each nominee, the votes cast for and against, as well as withheld and broker non-votes, were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Emily M. Beck	2,463,678	185,831	1,383,801
Boyce E. Brannock	2,456,088	193,421	1,383,801
Elizabeth H. Cottrell	2,646,153	3,356	1,383,801
Miles K. Davis	2,462,771	186,738	1,383,801
Christopher E. French	2,644,952	4,557	1,383,801
W. Michael Funk	2,463,511	185,998	1,383,801
Scott C. Harvard	2,646,212	3,297	1,383,801
Gerald F. Smith, Jr.	2,644,212	5,297	1,383,801
James R. Wilkins, III	2,643,153	6,356	1,383,801

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company's shareholders approved the ratification of the Audit and Compliance Committee's selection of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2017. The votes cast for and against this proposal, as well as the votes withheld, were as follows:

For	Against	Withheld
4,008,877	4,059	20,374

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: May 10, 2017	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President and
Chief Financial Officer

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